Rule 424(b)(3)
File N: 333-86118
Exhibit A to Deposit Agreement

No.

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents two hundred and fifty (250)
deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR 250 COMMON SHARES (ACOES
ORDINARIAS)
WITHOUT PAR VALUE EACH OF
COMPANHIA DE SANEAMENTO
BASICO DO ESTADO DE SAO
PAULO?SABESP
(ORGANIZED UNDER THE LAWS OF
THE
FEDERATIVE REPUBLIC OF BRAZIL)

OVERSTAMP:  Effective June 8, 2007,
each American Depositary Share
represents two (2) common shares.

The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                                  , or
registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited common shares
(acoes ordinarias) without par value (herein called Shares) of Companhia de Saneamento
Basico do Estado de Sao Paulo?SABESP,
a mixed-capital company with limited
liability organized under the laws of the Federative Republic of Brazil (herein called the Company). At the date hereof, each American Depositary Share represents two hundred and fifty (250) Shares which are either deposited or subject to deposit under the deposit agreement at the Sao Paulo, Brazil office of Banco Itau S.A. (herein called the Custodian). The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of May 9, 2002 (herein called the
Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and holders from time to time of Receipts
issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms
and conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and holders of the Receipts and the rights
and duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF DEPOSITED
SECURITIES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or her or upon his
or her order, of the amount of Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) Deposited Securities in the
name of the Owner hereof or as ordered by
him or by certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by him
or her and (b) any other securities, property
and cash to which such Owner is then
entitled in respect of this Receipt to such
Owner or as ordered by him or her.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.  Notwithstanding any other provision
of the Deposit Agreement or this Receipt,
the surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any United States or foreign laws or
governmental regulations relating to the
Receipts, the estatuto social (By-laws) of the
Company or to the withdrawal of the
Deposited Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Company, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge and
fee with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary and the
Company may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission or any
meeting of the shareholders of the Company,
or under any provision of the Deposit
Agreement or the estatuto social (By-Laws)
of the Company or this Receipt, or for any
other reason, subject to Article (22) hereof.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or the Depositary with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor, if
applicable, are validly issued, fully paid,
nonassessable and free of any pre-emptive
rights of the holders of outstanding Shares
and that the person making such deposit is
duly authorized so to do.  Every such person
shall also be deemed to represent that the
deposit of such Shares and the sale of
Receipts evidencing American Depositary
Shares representing such Shares by that
person are not restricted under the Securities
Act.  Such representations and warranties
shall survive the deposit of Shares and
issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or holder of a Receipt
may be required from time to time to file
with the Depositary or the Custodian such
proof of citizenship or residence, exchange
control approval, or such information
relating to the registration on the books of
the Company or the Foreign Registrar, if
applicable, to execute such certificates and
to make such representations and warranties,
as the Depositary or the Company may
reasonably deem necessary or proper.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made to the satisfaction of the
Depositary.  No Share shall be accepted for
deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in Brazil which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided for in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or less
per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement and the
surrender of Receipts pursuant to Section 2.5
or 6.2 of the Deposit Agreement, (6) a fee of
$.02 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below; provided, however, that no
fee will be assessed under this clause (8) if a
fee was charged pursuant to clause (6) above
during that calendar year and (9) any other
charge payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may,
unless requested in writing by the Company
to cease doing so, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfactory of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of Pre-
Releases will not normally exceed twenty
percent (20%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the same effect
as in the case of a negotiable instrument
under the laws of the State of New York;
provided, however, that the Company and
the Depositary, notwithstanding any notice
to the contrary, may treat the person in
whose name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of determining
the person entitled to distribution of
dividends or other distributions or to any
notice provided for in the Deposit
Agreement and for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
United States Securities Exchange Act of
1934 and, accordingly, files certain reports
with the Securities and Exchange
Commission (hereinafter called the
Commission).
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 450 Fifth
Street, N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, as promptly as
practicable, send to the Owners of Receipts
copies of such reports furnished by the
Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English, to the extent such
materials are required to be translated into
English pursuant to any regulation of the
Commission applicable to the Company .
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Company and
the Owners of Receipts, provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts in
the interest of a business or object other than
the business of the Company or a matter
related to the Deposit Agreement or the
Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the reasonable judgment of
the Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, as promptly as
practicable, convert such dividend or
distribution into Dollars and shall, as
promptly as practicable, distribute the
amount thus received (net of the fees and
expenses of the Depositary as provided in
the Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto as of the
recorded date, provided, however, that in the
event that the Company or the Depositary
shall be required to withhold and does
withhold from such cash dividend or such
other cash distribution in respect of any
Deposited Securities an amount on account
of applicable taxes, the amount distributed
to the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary, shall as
promptly as practicable after Consultation
with the Company, cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, after
deduction or upon payment of any fees and
expenses of the Depositary or any applicable
taxes or other governmental charges, in any
manner that the Depositary may reasonably
deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it may
reasonably deem equitable and practicable
for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash;
provided that any unsold balance of such
securities or property shall be distributed by
the Depositary to the Holders entitled
thereto, if such distribution is feasible
without withholding for or on account of any
taxes or other governmental charges and
without registration under the Securities Act,
in accordance with such equitable and
practicable methods as the Depositary may
have adopted; provided, further, that no
distribution to Holders pursuant to Section
4.2 of the Deposit Agreement shall be
unreasonably delayed by any action of the
Depositary.  To the extent such property, or
the net proceeds thereof, is not effectively
distributed to Owners as provided herein, the
same shall constitute Deposited Securities
and each Receipt shall thereafter also
represent its proportionate interest in such
property or net proceeds.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary shall sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
      The Depositary will forward to the
Company or its agent such information from
its records as the Company may reasonably
request to enable the Company or its agent
to file necessary reports with governmental
authorities or agencies.  The Depositary, the
Custodian or the Company or any of their
agents may file such reports as are necessary
to reduce or eliminate applicable taxes on
dividends and other distributions in respect
of Deposited Securities and to obtain other
benefits under any applicable tax treaties for
the Owners following the review and
approval of such reports by the Company
and its advisors.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall, as promptly as practicable,
convert or cause to be converted, by sale or
in any other manner that it may determine,
such foreign currency into Dollars, and such
Dollars shall be, as promptly as practicable,
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.9 of the
Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable; provided, however, that if such
application involves or refers to the
Company or is made on behalf of the
Company, the Depositary shall, at the
written request of the Company, provide the
Issuer a reasonable opportunity to review
and comment on such application before it is
filed..
      If at any time the Depositary shall,
after Consultation with the Company,
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall,
following Consultation with the Company,
determine the procedure to be followed in
making such rights available to any Owners
or in disposing of such rights on behalf of
any Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.
      If at the time of the offering of any
rights the Depositary determines in its
reasonable judgment that it is lawful and
feasible to make such rights available to all
Owners or to certain Owners but not to other
Owners, the Depositary may distribute, to
any Owner to whom it reasonably
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable United States
laws, and shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
      If the Depositary determines in its
reasonable judgment that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act; provided
that nothing in the Depositary Agreement
shall create, or shall construed to create, any
obligation on the part of the Company to file
such a registration statement or to endeavor
to have such a registration statement
declared effective.  If an Owner of Receipts
requests distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such the
Securities Act, the Depositary shall not
effect such distribution unless it has received
an opinion from recognized counsel in the
United States for the Company upon which
the Depositary may rely that such
distribution to such Owner is exempt from
such registration; provided, however, that no
such opinion shall be required in the event
the Company notifies the Depositary in
writing that issuance of Shares is either as a
bonus, share split or similar event.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, the Depositary shall fix a
record date (which record date, if not the
same as the record date set forth by the
Company, shall be as close to practicable to
the date corresponding to the record date
fixed by the Company in respect of the
Shares or other Deposited Securities) (a) for
the determination of the Owners of Receipts
who shall be entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.  Whenever the Depositary shall
receive notice of any meeting of or
solicitation of consents or proxies from
holders of Shares or other Deposited
Securities, the Depositary shall fix, after
Consultation with the Company, a record
date for the determination of Owners who
shall be entitled to give instructions for the
exercise of voting rights at any such
meeting.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion
of the Depositary, which shall contain (a)
such information as is contained in such
notice of meeting, (b) a statement that the
Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of Brazilian law and of the estatuto social
(By-laws) of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which such instructions may
be given. Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by
the Depositary for such purpose (the
Instruction Date), the Depositary shall
endeavor, in so far as practicable and
permitted under Brazilian law and the
estatuto social (By-laws) of the Company to
vote or cause to be voted the amount of
Shares and/or other Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt in
accordance with the instructions set forth in
such request.  The Depositary shall not vote
or attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with
such instructions.  Shares or other Deposited
Securities represented by American
Depositary Shares for which no specific
voting instructions are received by the
Depositary shall not be voted.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
      Owners of American Depositary
Shares will not be entitled to attend
shareholders meetings, but will be entitled to
instruct the Depositary in the manner set
forth above as to the manner of voting the
Shares represented by American Depositary
Shares at any shareholders meeting.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or the Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
if any, the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
officers, directors, employees, agents or
affiliates shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
or regulation of the United States or any
other country, or of any governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the estatuto social (By-laws) of the
Company, or by reason of any provision of
any Securities issued or distributed by the
Company, or any offering or distribution
thereof or by reason of any act of God or war
or terrorism or other circumstances beyond
its control, the Depositary or the Company
shall be prevented, delayed or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited Securities
it is provided shall be done or performed;
nor shall the Depositary or the Company
incur any liability to any Owner or holder of
a Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing which by the
terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
      Neither the Company nor the
Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or holders of
Receipts, except that they agree to perform
their obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited Securities.
 Neither the Depositary nor the Company
shall be under any obligation to appear in,
prosecute or defend any action, suit or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its reasonable opinion may involve
it in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.
      Neither the Depositary nor the
Company shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it in
good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that any
such action or nonaction is in good faith.
      The Company agrees to indemnify
the Depositary, its officers, directors,
employees, agents and affiliates and the
Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may
arise out of any registration with the
Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or any
of its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement prior written notice of its
election so to do delivered to the Company,
such resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company upon 120 days prior written
notice of such removal, which shall become
effective upon the later to occur of the (i)
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination (30 days prior to
the date such termination is to take effect) to
the Company and the Owners of all Receipts
then outstanding if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary, (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.5 of the Deposit Agreement and (c)
payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or her or upon his or her
order, of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such surrendered
Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, shall not accept deposit of
Shares (and shall instruct the Custodian to
act accordingly) and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of 60 days from the date of
termination, the Depositary may sell at
public or private sale the Deposited
Securities then held under the Deposit
Agreement and may thereafter hold
unsegregated the net proceeds of any such
sale, together with any other cash then held
by it thereunder, uninvested and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and for its
obligations under Section 5.8 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary under Sections 5.8 and 5.9
of the Deposit Agreement.
22.	COMPLIANCE WITH UNITED
STATES SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the United States securities
laws, including, but not limited to, Section
I.A.(1) of the General Instructions to the
Form F-6 Registration Statement, as
amended from time to time, under the
Securities Act.
23.	SUBMISSION TO
JURISDICTION;
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints CT Corporation
System, with an office at 111 Eighth
Avenue, New York, New York 10011, as
the Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, this Receipts
or the Deposit Agreement, (ii) consents and
submits to the non-exclusive jurisdiction of
any state or federal court in the State of New
York in which any such suit or proceeding
may be instituted, and (iii) agrees that
service of process upon said authorized
agent shall be deemed in every respect
effective service of process upon the
Company in any such suit or proceeding.
The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or the Deposit
Agreement remains in force.
24.	INFORMATION REQUESTS;
DELIVERY OF INFORMATION
TO CVM.
      The Company may from time to time
make reasonable requests to Owners to
provide information to the extent of their
knowledge as to the capacity in which such
Owners own or owned Receipts and
regarding the identity of any other persons
then or previously having beneficial interest
in such Receipts as to the nature of such
interest.  Each Owner agrees to provide any
such information reasonably requested by
the Company pursuant to this Section and
such agreement shall survive any disposition
of the Shares.  The Depositary agrees to
comply with reasonable written instructions
received from the Company requesting that
the Depositary forward any such requests to
the Owners and to forward to the Company
any responses to such requests received by
the Depositary.
      Each of the Depositary and the
Company hereby confirms to the other that
for as long as the Deposit Agreement is in
effect, it shall furnish the CVM and the
Central Bank of Brazil, at any time and
within the period that may be determined,
with any information and documents related
to the American Depositary Receipt program
and the Receipts issued thereunder.  In the
event that the Depositary or the Custodian
shall be advised in writing by reputable
independent Brazilian counsel that the
Depositary or Custodian reasonably could be
subject to criminal, or material, as
reasonably determined by the Depositary,
civil, liabilities as a result of the Company
having failed to provide such information or
documents reasonably available only
through the Company, the Depositary shall
have the right to terminate the Deposit
Agreement, upon at least 15 days prior
notice to the Owners and the Company, and
the Depositary shall not be subject to any
liability thereunder on account of such
termination or such determination.  The
effect of any such termination of the Deposit
Agreement shall be as provided in Section
6.2 of the Deposit Agreement.
25.	WAIVER OF IMMUNITIES.
      To the extent that the Company or
any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

(..continued)



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Form of Receipt with overstamp.DOC